                                                                     Exhibit 5.1


                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945


March 20, 2002

NUI Corporation
550 Route 202-206
P.O. Box 760
Bedminster, New Jersey 07921-0760

     We have acted as counsel to NUI Corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 1,725,000 shares of the Company's Common Stock, no par value and associated Series A Junior Participating Preferred Stock Purchase Rights (together, the "Common Shares"), including 225,000 Common Shares which the underwriters have the option to purchase from the Company to cover over-allotments, if any, pursuant to the Company's Registration Statement on Form S-3, Registration No. 333-81868, filed with the Securities and Exchange Commission (the "SEC") on January 31, 2002, as amended by pre-effective Amendment No. 1 filed with the SEC on February 15, 2002 and post-effective Amendment No. 1 filed with the SEC on February 27, 2002 (the "Registration Statement").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

     Based upon the foregoing, we are of the opinion that when the Common Shares have been duly issued as contemplated by the Registration Statement and the prospectus filed as part of the Registration Statement, as supplemented (together, the "Prospectus"), the Common Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey. We express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an Exhibit to a current report on Form 8-K and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,


                                                PITNEY, HARDIN, KIPP & SZUCH LLP